                                                                    Exhibit 10.2

                                MILLER BREWING COMPANY
                                DISTRIBUTOR AGREEMENT

                                        INDEX

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
Section 1     Distributor's Area and Miller Products . . . . . . . . . . . . . . . .1
              1.1    Exclusive Territory . . . . . . . . . . . . . . . . . . . . . .1
              1.2    Non-exclusive Territory . . . . . . . . . . . . . . . . . . . .1
              1.3    Permitted Miller Sales. . . . . . . . . . . . . . . . . . . . .1
              1.4    Lack of Service within Territory. . . . . . . . . . . . . . . .2
              1.5    New Brands. . . . . . . . . . . . . . . . . . . . . . . . . . .2
              1.6    Reservations of Rights. . . . . . . . . . . . . . . . . . . . .2

Section 2     Sales of Product . . . . . . . . . . . . . . . . . . . . . . . . . . .2
              2.1    Sale Terms. . . . . . . . . . . . . . . . . . . . . . . . . . .2
              2.2    Payment Terms . . . . . . . . . . . . . . . . . . . . . . . . .2
              2.3    Orders. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
              2.4    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

Section 3     Distributor's Responsibilities . . . . . . . . . . . . . . . . . . . .3
              3.1    Proper Licensing. . . . . . . . . . . . . . . . . . . . . . . .3
              3.2    Performance Standards . . . . . . . . . . . . . . . . . . . . .3
              3.3    Hours of Operation. . . . . . . . . . . . . . . . . . . . . . .4
              3.4    Submissions to Miller . . . . . . . . . . . . . . . . . . . . .4
              3.5    Miller Property, Proprietary Materials and Information. . . . .4
              3.6    Employees . . . . . . . . . . . . . . . . . . . . . . . . . . .4
              3.7    Other or Additional Requirements. . . . . . . . . . . . . . . .4

Section 4     Distributor Management . . . . . . . . . . . . . . . . . . . . . . . .4
              4.1    Manager Designation . . . . . . . . . . . . . . . . . . . . . .4
              4.2    Manager Responsibilities. . . . . . . . . . . . . . . . . . . .5
              4.3    Manager Vacancy . . . . . . . . . . . . . . . . . . . . . . . .5
              4.4    Succession Planning . . . . . . . . . . . . . . . . . . . . . .5

Section 5     Distributor Ownership and Transfers. . . . . . . . . . . . . . . . . .5
              5.1    Transfer Upon Owner's Death . . . . . . . . . . . . . . . . . .5
              5.2    Transfer of Distributor's Business. . . . . . . . . . . . . . .6
              5.3    Change in Control . . . . . . . . . . . . . . . . . . . . . . .7
              5.4    Approval Criteria . . . . . . . . . . . . . . . . . . . . . . .7
              5.5    No Public Ownership . . . . . . . . . . . . . . . . . . . . . .8
              5.6    Providing Agreement Copy. . . . . . . . . . . . . . . . . . . .8
              5.7    Change in Distributor's Business. . . . . . . . . . . . . . . .8

Section 6     Distributor's Right to Terminate . . . . . . . . . . . . . . . . . . .8


                                       i


Section 7     Miller's Right to Terminate. . . . . . . . . . . . . . . . . . . . . .8
              7.1    Termination With Cure . . . . . . . . . . . . . . . . . . . . .8
              7.2    Termination Without Cure. . . . . . . . . . . . . . . . . . . .9
              7.3    Contemporaneous Termination . . . . . . . . . . . . . . . . . .9

Section 8     Post Termination Provisions. . . . . . . . . . . . . . . . . . . . . 10
              8.1    Order Cancellation. . . . . . . . . . . . . . . . . . . . . . 10
              8.2    Property Return . . . . . . . . . . . . . . . . . . . . . . . 10
              8.3    Repurchase Following Termination. . . . . . . . . . . . . . . 10

Section 9     Miller Trade Designations. . . . . . . . . . . . . . . . . . . . . . 10

Section 10    Distributor's Representations. . . . . . . . . . . . . . . . . . . . 11

Section 11    Agreement Amendments . . . . . . . . . . . . . . . . . . . . . . . . 11

Section 12    Compliance with Law. . . . . . . . . . . . . . . . . . . . . . . . . 12

Section 13    Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

Section 14    Assignments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

Section 15    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . 12

Section 16    Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . . . . 12

Section 17    Acknowledgments. . . . . . . . . . . . . . . . . . . . . . . . . . . 15


                                MILLER BREWING COMPANY
                                DISTRIBUTOR AGREEMENT


Miller Brewing Company ("Miller") and the undersigned Distributor recognize that the success of Miller and each of its authorized distributors depends largely on the reputation and competitiveness of Miller products and distributors' performance, and on how well each fulfills its responsibilities to one another and our customers. Therefore, this Agreement imposes on both Miller and Distributor an obligation of good faith in its performance or enforcement. Conformance with the express terms of this Agreement shall be deemed to constitute compliance with such good faith obligation.

Miller agrees to sell and the Distributor agrees to buy and market those products listed on the Distributor Data Sheet attached hereto, pursuant to the following terms and conditions:

SECTION 1     DISTRIBUTOR'S AREA AND MILLER PRODUCTS.

              1.1 EXCLUSIVE TERRITORY. The following provisions shall be applicable during all such times as permitted by applicable state or federal law or regulation:

                     Miller hereby appoints Distributor as its sole distributor within the geographic area described in the Distributor Data Sheet ("Distributor's Area") for the products listed in the Distributor Data Sheet ("Miller products"). Except upon the receipt of Miller's prior written approval and compliance with such conditions Miller may require: Distributor shall not sell or supply Miller products to any retail location within another authorized Miller distributor's area; nor to any person Distributor has reason to believe will sell or supply all or part of such products to any retail location within another authorized Miller distributor's area; nor to any retail location that sells, delivers or transfers such products to other retail locations; nor to any person or entity who is engaged in the sale of the Miller products for consumption outside of Distributor's Area; nor to any retail location during such period when retailer's license to do business or sell such products has been suspended by a governmental entity. Nothing in this Section shall prevent Distributor from selling or supplying Miller products to another authorized Miller distributor for the purpose of eliminating product shortages or inventory imbalances. If Distributor fails to comply with the provisions of this Section 1.1, Miller shall have the right to terminate this Agreement in accordance with the procedures described in Section 7.2.

              1.2 NON-EXCLUSIVE TERRITORY. The following provisions, rather than the provisions of Section 1.1 above, shall apply whenever any of the provisions of Section 1.1 above are expressly prohibited by any final court order or precluded by any applicable statute or regulation:

                     Miller hereby appoints Distributor as a distributor within the geographic area described in the Distributor Data Sheet ("Distributor's Area") for the products listed in the Distributor Data Sheet ("Miller products"). Distributor's primary responsibility shall be to comply with the Distributor obligations in accordance with this Agreement with respect to retail locations in Distributor's Area. If Distributor sells or supplies Miller products to retail locations outside Distributor's Area or to any person (other than an authorized Miller distributor) who Distributor has reason to believe will sell or supply all or part of such products to retail locations outside Distributor's Area, Distributor's obligations under Section 3 of this Agreement shall extend to each such retail location. Distributor shall notify Miller immediately of all such sales in order to ensure effective monitoring of Distributor's compliance with all such obligations.

              1.3 PERMITTED MILLER SALES. Miller reserves and shall have the right to sell directly, if permitted by applicable law, to purchasers of Miller products who are located in Distributor's Area where the retail sale or consumption of such Miller products will occur outside Distributor's Area, or are foreign governmental entities.

              1.4 LACK OF SERVICE WITHIN TERRITORY. Notwithstanding the provisions of this Section, Miller may, after giving notice to Distributor, permit another person or persons to sell, or Miller may sell, one or more Miller products within all or any part of Distributor's Area if Distributor is unable or unwilling to provide uninterrupted service to all retail locations within all or any part of Distributor's Area, provided, where required by law, permission to do so is obtained from the appropriate governmental regulatory agency. If Distributor regains its ability and willingness to service retail locations as required under this Agreement, Miller shall reinstate Distributor to provide such service, unless Miller has pursued additional remedies as provided herein or by law and provided such reinstatement does not violate any agreement or law applicable to Miller,

              1.5 NEW BRANDS. This Agreement shall extend only to the brands of Miller products listed on the Distributor Data Sheet. If Distributor is in full compliance with this Agreement, and if the grant of such rights does not contravene or breach any agreement or law applicable to Miller, Distributor shall have the right to have added to the Distributor Data Sheet those additional malt beverage brands (including brand extension of the Miller products) which are sold by Miller generally to authorized Miller distributors and which Miller decides to have sold in Distributor's Area; provided that such right, if exercised by Distributor, must be exercised within ninety (90) days after such brand is introduced by Miller and is available to be sold in Distributor's Area.

              1.6 RESERVATIONS OF RIGHTS. Miller reserves the unqualified right to manage and conduct its business in all respects and shall be free at all times to maintain or alter the formula, ingredients, labeling or packaging of its products; to determine the prices or other terms on which it sells Miller products; to produce or sell any particular brands; to discontinue the sale of any of its products, packages or containers in any geographic area; and to make all other decisions concerning the conduct of Miller's business.

SECTION 2     SALES OF PRODUCT.

              2.1 SALE TERMS. The prices charged by Miller to Distributor for Miller products and other applicable terms of sale shall be those established by Miller and in effect on the date of shipment. Miller shall inform Distributor of its prices and other applicable terms of sale in writing from time to time, but Miller shall have the unlimited right to change prices and to establish terms of sale at any time.

              2.2 PAYMENT TERMS. All sales by Miller to Distributor shall be on a cash basis or on such credit terms as Miller, in its sole discretion, may establish from time to time. Miller shall not be obligated to extend credit to Distributor or to assist Distributor in securing credit. Miller's acceptance of any order from Distributor is subject to the condition that Distributor's account with Miller will, on the date fixed for shipment, permit the shipment of such order in compliance, with whatever credit terms Miller has established. Irrespective of any designation by Distributor, Miller may, in its sole discretion, apply, offset, reapply or transfer any payments made by or credit due Distributor against the oldest item of account or indebtedness owed to Miller. Regardless of the method of payment, Distributor hereby grants, and Miller shall retain, a security interest in products and containers delivered to Distributor until Miller receives full payment of all monies owed to Miller. Upon Miller's request, Distributor shall execute such documents as are necessary to perfect Miller's security interest.

              2.3 ORDERS. All orders for Miller products placed by Distributor shall be subject to Millers acceptance. Miller shall have the right to specify the forms, procedures and processes (including electronic ordering systems) governing the placement and fulfillment of such orders, including the designation of the carrier, source brewery and the routing to be used for delivery of such accepted orders. In the event that Miller is restricted in the production, sale or delivery of its products by capacity limitations, acts of governmental authority, strikes or any other cause, natural or otherwise, beyond Miller's control, Miller shall not be compelled to honor previously accepted orders, but shall distribute available products among distributors in a fair and equitable manner.

              2.4 TAXES. Distributor shall be responsible for all federal, state and local sales, use, personal property, inventory and other taxes that may be assessed on any Miller products or other Miller property in Distributor's possession at the time such tax is assessed or determined. Distributor shall also be responsible for any local, state and federal excise taxes on the shipment of Miller products to Distributor to the extent that such excise taxes are not included in Miller's prices.

SECTION 3     DISTRIBUTOR'S RESPONSIBILITIES.

              3.1 PROPER LICENSING. Distributor shall sell Miller products only to retailers and other persons to whom Distributor is duly licensed to sell such products. Distributor shall comply with all valid laws, regulations, ordinances and orders, including those applicable to the sale of Miller products, Distributor's performance under this Agreement, and the conduct of Distributor's business. Distributor shall maintain all permits and licenses necessary to sell and distribute Miller products in Distributor's Area. Distributor shall submit to Miller, if requested by Miller, copies of all such permits and licenses, subsequent amendments thereto, renewals thereof, and all applications for such permits, licenses, amendments or renewals.

              3.2 PERFORMANCE STANDARDS. Distributor shall, by using its best efforts, vigorously and aggressively sell, deliver, merchandise, and promote the full package line of Miller products listed on the Distributor Data Sheet. Distributor shall also comply at all times with those Distributor obligations described in the Performance Standards and its subparts, including Sales, Operations, Quality, and Finance ("the Standards"), receipt of which is hereby acknowledged. The Standards may be modified from time to time by Miller upon the giving of reasonable notice to Distributor and any such modifications shall not be deemed an amendment to this Agreement. The Standards, as modified from time to time by Miller, shall be identical for all other authorized Miller distributors.

                     (a) SALES. Distributor shall prepare and submit to Miller an annual business plan in a form and content acceptable to Miller ("Business Plan"), which shall include sales, volume, distribution and financial goals in total and by key channels; retail service policies; sales and merchandising execution standards; point of sale plans; and management and succession plans. The Business Plan shall be subject to Miller's review and written approval and shall be completed and ready to implement by January 1 of each calendar year. Distributor and Manager (as defined in Section 4 below) shall implement the approved Business Plan, including preparation and implementation of detailed monthly sales plans, to achieve the goals established therein; comply fully with the Business Plan and other commitments made to Miller and, consult with Miller on adjustments to the Business Plan that may be needed from time to time to meet changing market conditions.

                     (b) OPERATIONS. Distributor shall accurately forecast and order Miller products in accordance with Miller's then current procedures; maintain an inventory of Miller products at levels determined by Miller and sufficient to prevent out-of-stock occurrences; maintain a clean, operational, controlled-temperature warehouse(s) of sufficient capacity to meet Miller's inventory, storage, and quality control requirements; and, properly handle and protect from damage all Miller products and property owned by Miller.

                     (c) QUALITY. Distributor shall comply with Miller's code date requirements; prevent Miller products bearing expired code dates ("overage Miller products") from reaching retailers or consumers; retrieve overage Miller products from retail locations; replace such products with nonoverage Miller products at no cost to the retailer; and, destroy promptly any damaged or overage Miller products at no cost to Miller. Distributor acknowledges that its compliance with these Standards is essential to the successful marketing of Miller products and to the preservation and enhancement of Miller's trademarks and goodwill.

                     (d) FINANCE. Distributor shall maintain sufficient working capital to ensure that its facilities, equipment, inventory, and personnel are adequate to compete effectively with other non-Miller brands of malt beverages. Distributor shall purchase and maintain sufficient insurance coverage; shall pay all federal state and local taxes imposed on it; and shall maintain a positive tangible net worth. Distributor shall furnish to Miller annually within one hundred and twenty (120) days after Distributor's fiscal year end financial statements in compliance with generally accepted accounting principles applied on a consistent basis, prepared by an independent accountant. The financial statements shall include a balance sheet, income statement, statement of cash flow, and appropriate notes to the financial statements. Distributor shall furnish to Miller annually, in the Business Plan, both a current year and two (2) year financial plan to include balance sheet, income statement, and statement of cash flow, and appropriate notes supporting the financial plans.

              3.3 HOURS OF OPERATION. Distributor shall be open for business during all hours and days necessary to receive products shipped from Miller and to properly service retailers, including hours necessary to make regular deliveries of Miller products with sufficient frequency to prevent retailer out-of-stock occurrences.

              3.4 SUBMISSIONS TO MILLER. Distributor shall submit only complete and accurate notices, reports, claims, reimbursement requests, payment requests or other communications to Miller. Records of all transactions, including all price promotion allowance programs instituted by Miller, shall be maintained by Distributor for a minimum of three (3) years or as prescribed by state law, whichever is longer. Miller shall have the right to audit all such records. For any Miller price promotion allowance program, Distributor shall be required to file forms prescribed by Miller from time to time. Miller may audit any reimbursement claims filed by Distributor. In the event Miller finds errors greater than One Thousand Dollars ($1,000.00), or such other dollar amount set by Miller from time to time, Miller may calculate the percentage rate of error and, using that percentage rate of error, extrapolate the amount owed to Miller for up to the prior three (3) years total reimbursement claims made by Distributor to Miller. Miller shall notify Distributor of the extrapolated audit results. Within thirty (30) days of such notice, Distributor must either pay the extrapolated amount to Miller or pay for the cost of a full audit by Miller or Miller's designee. Miller reserves the right to enforce other appropriate remedies, including those described in Section 7 below.

              3.5 MILLER PROPERTY, PROPRIETARY MATERIALS AND INFORMATION. All kegs, computer software, and other assets owned by Miller shall remain the property of Miller and shall be returned to Miller in accordance with Miller's instructions. Miller trade secrets or other Miller proprietary materials (such as point-of-sale, "P.O.S.") and information disclosed to Distributor shall be retained in confidence by Distributor and shall only be used in the performance of its obligations in accordance with this Agreement during the term of this Agreement and thereafter so long as such materials and information remains a trade secret or proprietary to Miller.

              3.6 EMPLOYEES. Distributor shall recruit and retain a qualified workforce of employees who reflect the diverse make-up of Distributor's Area, and who are properly trained and adequately compensated to meet Distributor's obligations hereunder.

              3.7 OTHER OR ADDITIONAL REQUIREMENTS. Distributor shall preserve and enhance the high quality image, reputation and goodwill of Miller and Miller products. Distributor shall comply with the other provisions of this Agreement and shall observe all other requirements that Miller may reasonably impose from time to time for the vigorous and aggressive delivery, merchandising, promotion and sale of Miller products.

SECTION 4     DISTRIBUTOR MANAGEMENT.

              4.1 MANAGER DESIGNATION. Distributor agrees to have at all times a Manager approved by Miller. Distributor shall designate candidate(s) as described in Section 4.8 below, subject to Miller's approval as described therein. If Miller's approval is given, the Manager shall be designated on the Distributor Data Sheet. Miller has entered into this Agreement in reliance upon and in consideration of the personal qualifications of the individual designated as the Manager.

              4.2 MANAGER RESPONSIBILITIES. The Manager shall be qualified to perform the duties described herein, and shall manage Distributor's business to comply with the Distributor's obligations pursuant to this Agreement. The Manager shall be granted the authority by Distributor and shall exercise day-to-day operating control over the business and finances of Distributor, including implementation of the Business Plan and the making of staffing and personnel decisions. The Manager shall be provided with appropriate incentive compensation to achieve the objectives in the Business Plan. (See Distributor Manager Job Profile referenced in the Sales portion of the Standards.)

              4.3    MANAGER VACANCY.

                     (a) Nothing contained in this Agreement shall be construed as granting to the Manager any right to be retained in Distributor's employ or as interfering with or limiting the sole and exclusive right of Distributor to terminate the employment of the individual who is the Manager or to change such individual's duties so that the individual is no longer acting as the Manager.

                     (b) Miller shall have the right to withdraw its approval of the Manager by notifying Distributor of the reasons for such withdrawal, which reasons may include deficiencies in the Manager's performance or Distributor's failure to comply with the Business Plan.

                     (c) Distributor shall notify Miller in writing if the Manager becomes unable or ceases to manage the Distributor's business, no later than ten (10) days from the occurrence of such event. Within sixty (60) days after Distributor ceases for any reason to have a Manager, Distributor shall submit to Miller a written application in the form provided by Miller requesting Miller's approval of a properly qualified candidate selected by Distributor for the then vacant Manager position. Miller shall be provided with all information reasonably related to the candidate's qualifications to serve as the Manager and shall have the right to interview the candidate.

                     (d) Within forty-five (45) days after the date of receipt of Distributor's application for a new Manager, Miller shall notify Distributor of Miller's approval or disapproval of the proposed Manager. If Miller does not approve the proposed Manager, Distributor shall submit another application within sixty (60) days and the procedures described herein shall be repeated as often as necessary, provided that if a Manager is not approved within one hundred and eighty (180) days after a vacancy has occurred, Miller shall have the right to terminate this Agreement in accordance with the procedures described in Section 7.2. Any changes in the identity of the Manager shall be entered on the Distributor Data Sheet.

              4.4 SUCCESSION PLANNING. Distributor shall identify key positions and the persons assigned to those positions within its business and shall include succession and development plans for these persons in the Business Plan.

SECTION 5     DISTRIBUTOR OWNERSHIP AND TRANSFERS.

              5.1    TRANSFER UPON OWNER'S DEATH.

                     (a) OWNERSHIP TRANSFER NOTIFICATION. Each owner of Distributor shall submit for Miller's prior written approval an Ownership Transfer Notification in the form of Schedule V to the Distributor Data Sheet. Miller's approval of the Ownership Transfer Notification shall not be unreasonably withheld. Except as provided in Section 5.1(c) below, upon the death of an owner of Distributor, the interest of such owner may be conveyed only as provided in the approved Ownership Transfer Notification.

                     (b) MILLER'S RIGHT TO PURCHASE. If (1) an owner of Distributor dies without an approved Ownership Transfer Notification and the estate of such owner attempts to sell, transfer or dispose of

("Convey") the ownership interest in a manner not permitted under Section 5.1(c) below, or (2) a breach or default occurs under the Ownership Transfer Notification, then Miller shall have the right and option to purchase Distributor's Miller business in accordance with the procedures described in
Section 7.1(b). Miller may designate a third party who shall upon such designation be granted the rights and obligations granted to Miller under this Section, without recourse to Miller.

                     (c) TRANSFER TO FAMILY MEMBER. The prior written approval of Miller shall not be required for the sale, transfer or disposition ("Transfer") at death of Distributor's business or any ownership interest therein to a family member, provided that (1) such Transfer does not cause a substantial adverse financial effect on the business or operations of Distributor, and (2) upon such Transfer, Distributor shall have a Manager approved by Miller. Any subsequent change in control of Distributor's business, as defined in Section 5.3 below, shall require Miller's prior written approval. The Transfer to a trust for the benefit of a family member shall be governed by
Section 5.3 below. Family member is defined as the deceased owner's spouse, child, grandchild, parent, brother or sister who is entitled to inherit the deceased owner's ownership interest under the terms of the deceased owner's will or the laws of intestate succession.

              5.2 TRANSFER OF DISTRIBUTOR'S BUSINESS. In transactions other than as provided for under Section 5.1 above, Distributor shall have the right to Convey its entire business or any part of its business to an approved purchaser, except when such disposition results in the Transfer of Distributor's rights or obligations under this Agreement, or results in the inability of Distributor to fulfill its obligations under this Agreement, in which event Distributor shall follow the procedures and comply with the conditions set forth in this Section:

                     (a) LETTER OF INTENT. Prior to any such Transfer, Distributor shall deliver to Miller a bona fide nonbinding letter of intent negotiated on an arm's length basis duly executed by Distributor and the proposed purchaser, which letter of intent shall be expressly made subject to Miller's rights described in this Section and shall set forth all of the essential terms of the transaction, including the property subject to the Transfer; the consideration to be paid; the representations and warranties to be given by Distributor; and, all other material terms and conditions which would be contained in a definitive purchase and sale agreement. Such letter of intent and a distributor application completed by the proposed purchaser shall be submitted to Miller within five (5) days after execution by Distributor of the letter of intent.

                     (b) DUE DILIGENCE. Upon receipt of the letter of intent, Miller shall have (during Distributor's normal business hours) access to and the right to inspect Distributor's business and its books and records, including its financial statements, appraisals, environment assessments, assets and liabilities, and Distributor shall cooperate in providing such data and information that Miller may reasonably request.

                     (c) RIGHT OF FIRST REFUSAL. Upon receipt of the letter of intent, Miller shall have the irrevocable right and option to purchase Distributor's business or that part thereof which is the subject of the letter of intent upon those terms and conditions and for the purchase price (or, if such purchase price is not a liquidated cash price, for the equivalent cash value) contained in such letter of intent. Such terms and conditions shall be contained in a purchase and sale agreement to be duly executed by Distributor and Miller, if Miller exercises its right and option. Miller shall have thirty
(30) days after receipt of the letter of intent and the information Miller may reasonably request (including appraisals and environmental assessments requested or commissioned by Miller) to exercise its right and option, which exercise shall occur when written notice is given to Distributor. If Miller exercises its right and option, Distributor shall promptly execute all documents reasonably required to Convey Distributor's business or part thereof to Miller.

                     (d) REVIEW OF PROPOSED PURCHASER. If Miller does not exercise its right and option described in Section 5.2(c) above, and Distributor has complied with all terms in Section 5.2(c) above, Miller shall have sixty
(60) days from receipt of the completed distributor application to approve or disapprove the proposed purchaser and transaction. Distributor may Convey its business in accordance with the letter of intent subject to

Miller's prior written approval of the proposed purchaser, which approval shall not be unreasonably withheld, and the purchaser's execution of the current form of this Agreement applicable to other authorized Miller distributors upon completion of the Transfer. Miller's approval (if given) shall be effective for a period of sixty (60) days after issuance (unless extended by Miller) and thereafter shall be null and void. Distributor shall promptly notify Miller of the completion of the Transfer. Miller shall notify Distributor in writing if Miller disapproves the proposed purchaser. The notice will include the reasons for the disapproval. If Miller disapproves the proposed purchaser, Distributor shall not Convey its rights under this Agreement or render itself unable to fulfill its obligations hereunder unless and until it obtains Miller's approval as described in this
Section 5.2.

                     (e) RELEASE. As part of the completion of the Transfer described in this Section 5.2, (1) Distributor shall pay all sums owed or to be owing to Miller; and (2) Distributor and Miller shall execute a mutual release of all claims, of whatever nature, each party may have against the other, except where such claims may arise out of or result from a breach or default of any representation, warranty, covenant, agreement or obligation by Distributor that may be contained in the purchase and sale agreement entered into with Miller.

                     (f) DESIGNEE. Miller may designate a third party who shall upon such designation be granted all of the rights and obligations granted to Miller under Section 5.2(a) through (c) above, without recourse to Miller, provided that the mutual release described in Section 5.2(e) above shall be entered into between Miller and Distributor.

              5.3 CHANGE IN CONTROL. There shall be no change in the control of Distributor's business, except as provided in Section 5.1(c) above, without Miller's prior written approval. As used herein, "a change in the control of Distributor's business" means any change in ownership interests, whether by one transaction or by the cumulative effect of several transactions with the same or different parties, which has the legal or practical effect of transferring the power to determine Distributor's business policies. Such a change in control shall include: (1) any sale, transfer, change of ownership or other disposition (by merger, share exchange, sale of stock or otherwise) in either the record or beneficial ownership of the following: (A) 10 percent or more of Distributor's voting stock; (B) if Distributor is not incorporated, a 10 percent or more interest in Distributor's business; (C) 10 percent or more of the voting stock of a corporation or entity which owns 50 percent or more of Distributor's voting stock; and (2) a change in the form of business entity presently used by Distributor (e.g., a change from individual ownership or a partnership to a corporation); and (3) the entering into or changing of any agreement transferring any of the powers that determine the policies under which Distributor's business shall be operated, including a partner, shareholder or member voting trust or voting agreement. Without Miller's prior written approval, there shall be no grant of stock options, establishment of trusts to hold stock or an interest in Distributor's business, nor execution of any agreement by one or more owners of Distributor which provides that, under certain circumstances, the interest of one of them in Distributor shall be sold or purchased by one or more of the owners. It shall be Distributor's responsibility to notify all of the owners of Distributor of the provisions of this Section, to take those actions necessary to make such provisions enforceable with respect to the owners of Distributor, and to notify Miller promptly in writing of any sale, transfer, change of ownership or any other disposition of an ownership interest in Distributor.

              5.4 APPROVAL CRITERIA. In determining whether to approve or disapprove, as the case may be, a proposed Transfer, change of ownership or any other disposition of an ownership interest in Distributor's business under this
Section 5, Miller may consider the qualifications of the proposed purchaser or transferee to fulfill the obligations of this Agreement, the effects of the resulting business combination, the resulting territory configuration, the potential advantages of alternative market combinations, and such other facts and circumstances that Miller reasonably may deem to be relevant. In evaluating the proposed purchaser's or transferee's qualifications, Miller may consider such factors as it deems appropriate, including:

                     (a) Whether the proposed purchaser or transferee has the financial resources to purchase and own Distributor or the specified interest in it upon terms which will not jeopardize the future operation of the Distributor business, and whether under such ownership Distributor will be able to provide the financial support (including but not limited to market spending, capital expenditures, and any equity capitalization or refinancing requirements) necessary for the successful operation of the Distributor business and to comply with the terms of this Agreement.

                     (b) Whether the proposed purchaser or transferee and manager have the proven business experience to successfully operate the Distributor business, including whether the non-owner management of the proposed purchaser or transferee has appropriate incentives to comply with the Distributor obligations under this Agreement. Prior experience in the wholesale malt beverage distribution business is strongly preferred by Miller. If a proposed purchaser or transferee would be a first time Miller distributor, the purchaser must be willing to participate along with Distributor's management in a series of training classes in order to be educated on Miller's business practices.

                     (c) Whether the proposed purchaser or transferee after the Transfer will be engaged in selling competing brands of malt beverages or other products to the extent that such sales would, in the reasonable judgment of Miller, interfere with the successful marketing of, and time and resources devoted to, the Miller products in Distributor's Area.

              5.5 NO PUBLIC OWNERSHIP. Unless Miller has given its prior written approval, neither Distributor nor any corporation or entity which, directly or indirectly, has an ownership interest in Distributor shall be owned by the public; and there shall be no sale or offering for sale on any stock exchange, over the counter, or on the open market of any securities of Distributor or securities of any corporation or entity which, directly or indirectly, has an ownership interest in Distributor.

              5.6 PROVIDING AGREEMENT COPY. It shall be Distributor's responsibility to furnish a copy of this Agreement to any prospective purchaser or transferee of Distributor or of any ownership interest in Distributor.

              5.7 CHANGE IN DISTRIBUTOR'S BUSINESS. Prior to Distributor's acquisition or divestiture of any or all of its business other than its Miller business, Distributor shall provide Miller with written notice of its Intended acquisition or divestiture and a written plan describing how Distributor will maintain or enhance its focus on Miller products following such action, including any amendment and resubmission for Miller approval of Distributor's Business Plan.

SECTION 6     DISTRIBUTOR'S RIGHT TO TERMINATE.

              Distributor shall have the right to terminate this Agreement at any time by giving Miller at least ninety (90) days' prior written notice. In such event, Miller's sole obligation to Distributor shall be the purchase of Distributor's inventory and point of sale pursuant to Section 8.3.

SECTION 7     MILLER'S RIGHT TO TERMINATE.

              7.1 TERMINATION WITH CURE. Except as provided in Section 7.2 below, Miller may at any time initiate termination in accordance with the procedures specified in this Section if Distributor fails to comply with any commitment or undertaking stated in its application, or with any of the obligations set forth in this Agreement or the Standards, or as otherwise permitted by state law.

                     (a) Miller shall initiate such termination by providing written notice to Distributor which shall state the nature of Distributor's noncompliance. Subject to extensions granted at Miller's sole discretion, Distributor shall then have thirty (30) days in which to submit a plan of corrective action and an additional sixty (60) days to cure such noncompliance in accordance with such plan. If Distributor fails to cure on a timely basis, Miller shall have the right to terminate this Agreement immediately upon written notice.

                     (b) Upon such termination, and the execution of a general release of all claims, of whatever nature, which Distributor may have against Miller, Miller shall pay Distributor the amount prescribed in the Finance portion of the Standards (the "Termination with Cure Payment"). If the Distributor, based on a monthly trend analysis, has not engaged in its business in the ordinary course (including pre-loading or over selling the market) in the previous two (2) months prior to the termination of the Agreement then the Termination with Cure Payment will be adjusted by Miller accordingly.

              7.2 TERMINATION WITHOUT CURE. If any of the following events occur, Miller shall have the right to terminate this Agreement immediately upon giving written notice without any obligation on Miller's part to follow the procedures described in Section 7.1 above or to make a Termination with Cure Payment to Distributor:

                     (a) Conviction of Distributor or any of Distributor's owners of a felony.

                     (b) Distributor's fraudulent conduct or substantial misrepresentation in any of its dealings with Miller or with others concerning Miller products.

                     (c) Any significant variation between the financial data submitted to Miller in Distributor's application and the actual financial condition of Distributor as reflected in Distributor's balance sheet at the time Distributor commences operations under this Agreement.

                     (d) The cessation of Distributor's business with respect to Miller products or the revocation or suspension of any of Distributor's federal, state or local licenses or permits for more than fifteen (15) days, if such license or permit is required for the normal operation of Distributor's business.

                     (e) Distributor's insolvency (including Distributor's inability to pay its debts as they mature) or failure to pay monies due Miller in accordance with the terms of sale established by Miller, Distributor's assignment or attempt to assign for the benefit of creditors, the institution of bankruptcy proceedings by or against Distributor, or the dissolution or liquidation of Distributor.

                     (f) Any disposition of Distributor's business, change of control of Distributor's business, or attempt to assign this Agreement in violation of Section 5 (except Section 5.1(b)) or 14 of this Agreement or Distributor's violation of the other provisions of Section 5 of this Agreement.

                     (g) Distributor's breach or violation of the provisions of Sections 1, 11 or 14 of this Agreement.

                     (h) Distributor's failure to obtain Miller's prior written approval of a Manager within the time period described in Section 4.3(d) above.

                     (i) Distributor's sale(s) of overage Miller products, the repackaging of overage Miller products, or the intentional mislabeling of Miller products.

                     (j) Distributor's failure to undertake a good faith effort to cure noncompliance pursuant to Section 7.1 above.

                     (k) Any other right to terminate granted under state law, statute or regulation.

              7.3 CONTEMPORANEOUS TERMINATION. Miller shall have the right to terminate this Agreement at any time by giving Distributor at least thirty
(30) days' prior written notice, provided that Miller contemporaneously gives such notice to all other authorized Miller distributors. Miller shall incur no liability to

Distributor by reason of such termination. In the event Miller exercises its right under this Section and offers other distributors the right to enter into a new agreement, Miller shall offer Distributor the right to enter into a new agreement upon substantially similar terms and conditions.

SECTION 8     POST TERMINATION PROVISIONS.

              In the event this Agreement is terminated pursuant to Sections 6, 7.1, or 7.2, or if Distributor fails to enter into a new agreement pursuant to
Section 7.3 or to execute an amendment pursuant to Section 11.1, the following provisions shall apply:

              8.1 ORDER CANCELLATION. Miller shall have the right to terminate unfilled orders and to stop or re-route any shipment en route to Distributor.

              8.2 PROPERTY RETURN. Within ten (10) days after such termination, Distributor shall return to Miller all property belonging to Miller in Distributor's possession or control. Miller shall not be liable to Distributor for any expenses incurred by Distributor in connection with such property. If Distributor has placed a deposit with Miller on any such property, Miller shall refund such deposit to Distributor or credit an equivalent amount to Distributor's account when such property is returned in the same condition in which it was delivered by Miller to Distributor, reasonable wear and tear excepted.

              8.3 REPURCHASE FOLLOWING TERMINATION. Within ten (10) days after such termination, Distributor shall sell and Miller shall purchase (1) Distributor's undamaged, merchantable, and originally packaged inventory of non-overage Miller products purchased from Miller, and (2) Distributor's current, operable, undamaged and merchantable P.O.S. related to Miller products. Such purchased inventory and P.O.S. shall be sold to Miller with good and marketable title, free and clear of all liens and encumbrances.

                     (a) The purchase price shall be equal to the sum (1) of the net price actually paid by Distributor (A) to Miller for the inventory, and
(B) to Miller or others for the P.O.S.; (2) of any taxes paid by Distributor in connection with purchasing the inventory and P.O.S.; (3) of the cost of transporting the inventory and P.O.S. to Distributor's warehouse (minus any freight charges that Distributor would have incurred in returning empty returnable containers to Miller); (4) of a handling charge to be established from time to time by Miller; and (5) less Miller's costs in removing overage Miller products from Distributor's Area.

                     (b) In lieu of paying the purchase price described above, Miller may, at its election, credit the equivalent amount to Distributor's account.

SECTION 9     MILLER TRADE DESIGNATIONS.

              9.1 Distributor hereby acknowledges Miller's exclusive ownership and other rights in the various trademarks, trade names, service marks, trade dress and other trade designations (collectively "trade designations") relating to Miller's business or products. Miller hereby grants Distributor a nonexclusive, non-assignable, non-licensable privilege to use Miller trade designations only in a lawful manner and only in connection with the distribution, advertising, display and sale of Miller products. This privilege shall terminate upon termination of this Agreement. Such trade designations shall be used only in manners, forms and contexts specified or approved in writing by Miller, and upon Miller's request, Distributor shall change or discontinue the way in which Distributor uses any Miller trade designation. Distributor agrees that it shall not manufacture or have manufactured any merchandise bearing such designations without Miller's prior written approval.

              9.2 Distributor agrees to remove all Miller trade designations affixed in any fashion to property owned or controlled by Distributor (including vehicles, equipment, and office supplies) before leasing, selling or otherwise transferring such property or control thereof to another person or before putting such property to any use not connected with the distribution of Miller products.

              9.3 Distributor agrees not to use Miller trade designations in Distributor's corporate or business name without Miller's prior written approval. If such approval is not given by Miller, Distributor agrees to discontinue all such use and formally change any such name at its own expense immediately upon termination of this Agreement.

              9.4 If Distributor violates any of the provisions of Sections 9.1, 9.2 or 9.3 above, Distributor shall reimburse Miller for all costs, attorneys' fees, and other expenses incurred by Miller in any action for damages or injunctive relief brought to enforce this Section.

              9.5 Distributor agrees to notify Miller of any infringements of Miller trade designations that Distributor discovers and to assist Miller in taking whatever legal action against such infringement as Miller, in its sole discretion, may decide is appropriate. Miller agrees to bear all expenses and costs incident to any such action.

SECTION 10    DISTRIBUTOR'S REPRESENTATIONS.

              Distributor represents and warrants to Miller that at the time of the entering into of this Agreement and during the term of this Agreement:

              10.1 The information submitted by or on behalf of Distributor to Miller, including Distributor's application, any Business Plans, and the information on the Distributor Data Sheet (which shall have been completed and signed by Distributor at the time this Agreement is executed) is true and complete.

              10.2 Distributor has all permits and licenses necessary for Distributor lawfully to distribute Miller products in Distributor's Area (as defined in Sections 1.1 and 1.2 above).

              10.3 Distributor has not paid nor agreed to pay any fee or monetary consideration or anything of value to Miller or to or for the benefit of any Miller officer, director, employee, affiliate, or representative with respect to the issuance of this Agreement, including the right to enter into a business or to continue a business contemplated in this Agreement.

SECTION 11    AGREEMENT AMENDMENTS.

              11.1 Miller may at anytime propose an amendment to this Agreement. Distributor shall indicate its acceptance of any such amendment by returning two executed copies thereof to Miller. The amendment shall become effective on the date executed by Miller, which shall retain one executed copy of the amendment and shall return the other executed copy to Distributor. If Distributor does not return an executed amendment to Miller within ninety (90) days' after the proposed amendment is submitted to Distributor, this Agreement shall immediately terminate without liability to either party, but only if Miller has contemporaneously submitted the same proposed amendment to other authorized Miller distributors who have executed this form of Agreement in all jurisdictions in which such amendment would be lawful.

              11.2 The provisions of Section 11.1 above shall not apply to changes to the Distributor Data Sheet or the Standards. Distributor shall notify Miller immediately of any such changes contained in the Distributor Data Sheet applicable to Distributor. Except as otherwise provided in this Agreement, no change in the Distributor Data Sheet by one party shall alter the other party's rights or obligations hereunder, unless Miller shall have given its prior written approval and Distributor shall have given its approval in writing.

SECTION 12    COMPLIANCE WITH LAW.

              The illegality or unenforceability of any provision of this Agreement shall not impair the legality or enforceability of any other provision. The laws, rules and regulations of the jurisdiction in which Distributor conducts its business are hereby incorporated in this Agreement to the extent that such laws, rules and regulations are required to be so incorporated and shall supersede any conflicting provision of this Agreement. If required by applicable law, Miller and Distributor may enter into an amendment of this Agreement for the sole purpose of complying with such law.

SECTION 13    NOTICE.

              All notices that are required or permitted to be given under this Agreement shall be in writing, duly signed by the party giving such notice, shall be transmitted by prepaid express overnight courier with proof of delivery, by personal delivery, or by registered or certified mail, with return receipt requested and postage prepaid, and, depending upon the means of transmittal, shall be effective when delivered to the courier, delivered to the recipient, or mailed. Notices shall be addressed or delivered: (1) if to Distributor, to the address of Distributor set forth in the Distributor Data Sheet; or (2) if to Miller, to Miller Brewing Company, Attention: Distributor Services Department, 3939 West Highland Boulevard, Milwaukee, Wisconsin 53201, with a copy to the Miller Market Area Office that has responsibility for Distributor's Area. The address of either party may be changed by notice to the other party given pursuant to this Section.

SECTION 14    ASSIGNMENTS.

              Except as provided in Section 5, any transfer, sale, pledge, encumbrance, or assignment of this Agreement or of any rights or obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, shall be null and void, unless Miller has given its prior written approval.

SECTION 15    CONFIDENTIALITY.

              Distributor financial data and ownership transfer information obtained by Miller pursuant to this Agreement shall be treated by Miller and its employees as confidential information and shall not be disclosed to any other party without Distributor's written consent, unless such disclosure is compelled by a court or governmental agency.

SECTION 16    MISCELLANEOUS PROVISIONS.

              16.1 As used in this Agreement, "prior written approval" requires a written communication signed by two corporate officers of Miller; "authorized Miller distributor" shall mean a distributor who is party to a written distributor agreement with Miller which is currently in effect who sells Miller products solely in the United States and who has executed this form of Agreement; "including" shall mean including but not limited to; and, "good faith" means honesty in fact and the observance of reasonable commercial standards of fair dealing in the trade.

              16.2 This Agreement, the Standards, and the attached Distributor Data Sheet constitute the entire agreement between Miller and Distributor with regard to the subject matter described herein. No representation, promise, inducement or statement of intention, whether oral or written, other than those set forth in this Agreement, the Standards and the attached Distributor Data Sheet or referred to in Section 3.2 above has been made by Miller or Distributor, and neither party shall be bound by or liable for any other alleged representation, promise, inducement or statement of intention. In the event of an inconsistency between this Agreement and any document incorporated herein, the terms of this Agreement shall control. Notwithstanding anything to the contrary in any prior written agreement between Miller and Distributor, this Agreement terminates and supersedes all previous distributor agreements between Miller and Distributor, except for sums owed to Miller by Distributor arising out of such prior agreements between the parties.

              16.3 The failure of either Miller or Distributor at any time or times to enforce any provision of this Agreement shall in no way be construed as a waiver of such provision and shall not affect the right of that party at a later time to enforce each and every such provision.

              16.4 Except as specifically provided for in this Agreement, no person, including any officer, agent or employee of Miller, has any authority to amend, modify, waive, supersede or cancel this Agreement or any terms or provisions of this Agreement. No conduct of any such person shall be construed to create that authority.

              16.5 Distributor acknowledges that it is, and shall remain, an independent business entity. Miller and Distributor are not joint venturers or partners, and, neither may act as the agent, employee, or fiduciary of the other.

              16.6 From time to time, Miller may designate on the Distributor Data Sheet as a Miller product a product which is sold by a Miller subsidiary or affiliate, in which event that subsidiary or affiliate shall be included within the definition of Miller and that product included within the definition of Miller products with regard to application of the terms and conditions of this Agreement thereto.

              16.7 From time to time, Miller may enter into agreements with other entities. Upon designation on the Distributor Data Sheet, such entities and/or such entities' products shall be included in this Agreement, as described in the Distributor Data Sheet.

              16.8 Any action, claim, suit or proceeding between Miller and Distributor or any owners of Distributor, whether based on federal, state statutory or common law, including but not limited to, any and all disputes relating to, arising out of or in connection with the interpretation, performance or the nonperformance of this Agreement and any and all disputes arising out of or in connection with transactions in any way related to this Agreement (including the termination of this Agreement) shall be litigated solely and exclusively before the United States District Court for the Eastern District of the State of Wisconsin. The parties consent to the IN PERSONAM jurisdiction of said court for the purposes of any such litigation, and waive, fully and completely, any right to dismiss and/or transfer any action pursuant to 28 U.S.C. Section 1404 or 1406 (or any successor statutes) or the doctrine of forum non conveniens. In the event the United States District Court does not have subject matter jurisdiction of said matter, then such matters shall be litigated solely and exclusively before the appropriate state court of competent jurisdiction located in Milwaukee, Wisconsin, and the parties consent to the personal jurisdiction of such courts for the purpose of such litigation.

              16.9 If under applicable law Distributor is granted the right to recover or be reimbursed attorneys' fees and other costs if it were to prevail in any action against Miller, Distributor agrees to reimburse Miller for Miller's attorneys' fees and other costs which Miller may incur in the successful enforcement of this Agreement or in Miller's successful defense of an action brought against Miller by or on behalf of Distributor or an owner of Distributor.

              16.10 Miller, Distributor and the owners of Distributor waive any right to trial by jury with respect to any claim or action relating to or arising from this Agreement or any action or omission of any signatory hereto (or its subsidiaries or affiliates) in connection with the transactions contemplated by this Agreement.

              16.11 From time to time, Miller may designate in the Standards remedies related to noncompliance with the Standards (or portions thereof). The parties agree that use of such remedies is fair and reasonable and does not constitute waiver of any other remedies available to Miller hereunder (including those remedies described in Section 7 above) or by law.

              16.12 Each heading contained in this Agreement is inserted for convenience only and shall not be deemed to constitute a part of this Agreement for interpretive purposes.

SECTION 17    ACKNOWLEDGMENTS.

              The undersigned, in their personal or representative capacities, acknowledge that they have read this Agreement in full and have had an opportunity to review it with counsel; that they understand and agree to each of the foregoing provisions; and, that they are duly authorized to sign this Agreement.

              This Agreement is effective on the    1    day of   January  ,
                                                --------         ----------
1999  .
-----


                               PEPSI-COLA/7-UP BEVERAGE GROUP OF LOUISIANA
                               D/B/A MILLER BRANDS OF GREATER NEW ORLEANS
                               ------------------------------------------
                               By     Delta Beverage Group,Inc.,
                                      Managing Partner

                               By:     /s/:  Kenneth E. Keiser   (SEAL)
                                      ---------------------------
                                      (President)
        CORPORATE
           SEAL
                               By:     /s/:  John F. Bierbaum   (SEAL)
                                      -------------------------
                                      (Vice President and Chief Financial
                                       Officer)


                               By:                              (SEAL)
                                  -----------------------------
                                      (Partner)


                               By:                              (SEAL)
                                   ----------------------------
                                      (Partner)


                               MILLER BREWING COMPANY


                               By:     /s/ [illegible]
                                      --------------------------
                                      (Senior Vice President)


                               By:     /s/ [illegible]
                                      ----------------------------
                                      (Assistant Secretary)

*Delete inapplicable words beneath signature lines.
 In the case of a partnership, all partners must sign.

                                DISTRIBUTOR DATA SHEET


This distributor data sheet is a part of the Miller Brewing Company Distributor Agreement between the undersigned Distributor (referred to herein as "DISTRIBUTOR") and the Miller Brewing Company. Changes in the information contained herein may be made only in accordance with said Agreement, and must be promptly brought to the attention of Miller's Distributor Services Department with a copy to the Miller Market Area Office that has responsibility for Distributor's Area. The Distributor Data Sheet is comprised of the following:



/X/   Schedule I:      Ownership Data   /X/   Schedule IV: Product Listing/Mail-
                                                           Ship Information

/X/   Schedule II:     Manager Data     /X/   Schedule V:  Ownership Transfer
                                                           Notification

/X/   Schedule III:    Distributor's    / /   Schedule VI: [Reserved]
                       Area

Check the appropriate box(es) for the information attached.
On the initial Distributor Data Sheet, all information must be supplied.

Dated this    1    day of      January     ,   1999  .
            ------         ---------------  --------


                           PEPSI-COLA/7-UP BEVERAGE GROUP OF LOUISIANA
                           D/B/A MILLER BRANDS OF GREATER NEW ORLEANS
                           -------------------------------------------
                           By     Delta Beverage Group, Inc.,
                                  Managing Partner


                           By:     /s/:  Kenneth E. Keiser            (SEAL)
                                  ------------------------------------
                                  (President)
      CORPORATE
         SEAL
                           By:     /s/:  John F. Bierbaum             (SEAL)
                                   -----------------------------------
                                  (Vice President and Chief
                                   Financial Officer)


                           By:                                        (SEAL)
                                 -------------------------------------
                                  (Partner)


                           By:                                        (SEAL)
                                --------------------------------------
                                  (Partner)


                           MILLER BREWING COMPANY


                           By:     /s/ [illegible]
                                  ------------------------------------
                                  (Senior Vice President)


                           By:     /s/ [illegible]
                                  ------------------------------------
                                  (Assistant Secretary)


*Delete inapplicable words beneath signature lines.
 In the case of a partnership, all partners must sign.

                                                        MILLER BRANDS OF
                                                        GREATER NEW ORLEANS
                                                        DISTRIBUTOR DATA SHEET
                                                        SCHEDULE I    Page 1
                                                        DATE: January 1, 1999
                                                             ----------------


                                    OWNERSHIP DATA

SOLE PROPRIETOR (Name of Owner):
PARTNERSHIP (Name): PEPSI-COLA/SEVEN-UP BEVERAGE GROUP OF LOUISIANA TYPE OF PARTNERSHIP (e.g., general or limited liability):
STATE OF ORGANIZATION:



                                                   %           NAMES OF         %
 PARTNERS*                                        OWNED        PARTNERS       OWNED
--------------------------------------------------------------------------------------
 Delta Beverage Group, Inc.                       62%*
 Poydras Street Investors LLC                     38%


 *Delta Beverage Group, Inc. is Managing General Partner.




                                       --------


CORPORATION (Name):                Pepsi-Cola/Seven-Up Beverage Group of
                                   Louisiana

                                   d/b/a Miller Brands of Greater New Orleans

CITY:                              Harahan

STATE OF INCORPORATION:

REGISTERED AGENT (Name and Address):

LIMITED LIABILITY COMPANY (Name):

STATE OF ORGANIZATION:



 NAMES OF                                    SHARES OR             NAMES OF                                     SHARES OR
 STOCKHOLDER/MEMBERS*                        INTEREST              STOCKHOLDERS/MEMBERS*                        INTEREST
--------------------                         OWNED                ----------------------                        OWNED
                                            -------                                                           -----------

                                                       --------

                                                 COMMON        PREFERRED
                                                --------------------------
TOTAL SHARES AUTHORIZED:
TOTAL SHARES ISSUED AND OUTSTANDING:


*All Partners/Members/Stockholders MUST be listed and general partners must be designated with an asterisk prior to their name.

                                                               MILLER BRANDS OF
                                                            GREATER NEW ORLEANS
                                                         DISTRIBUTOR DATA SHEET
                                                           SCHEDULE I    Page 2
                                                         DATE:  January 1, 1999
                                                              -----------------

CORPORATION (cont'd)


Officers and Directors (The principal officers and principal directors must be indicated by an asterisk inserted prior to their name.)


NAME                               TITLE
----                              --------
Donald E. Benson                   Director, Chairman

*Robert C. Pohlad                  CEO, Director
*Kenneth E. Keiser                 COO, President
*John F. Bierbaum                  CFO, Vice President, Director
John F. Woodhead                   Director
Gerald A. Schwalbach               Director
Phil Marineau                      Director
Philip N. Hughes                   Director
John H. Agee                       Director
Christopher E. Clouser             Director



Name and address of person(s) (other than those listed above) having ANY financial interest whatsoever in Distributor:

                                                      NATURE AND EXTENT OF
 NAME                       ADDRESS                   FINANCIAL INTEREST
-------                    ---------                 ---------------------

 Northwestern Mutual Life   720 East Wisconsin Avenue  Lender
                            Milwaukee, WI 53202

 CIGNA                      900 Cottage Grove Road     Lender
                            Bloomfield, CT 06002

 NationsBank, N.A.          Independence Center        Lender
                            Charlotte, NC 28255

 Norwest Bank Minnesota,    6th and Marquette          Trustee, Senior Notes Due
 N.A.                       Minneapolis, MN 55479-     2003
                            0069


                                                         MILLER BRANDS OF
                                                         GREATER NEW ORLEANS
                                                         DISTRIBUTOR DATA SHEET
                                                         SCHEDULE I    Page 3
                                                         DATE:  January 1, 1999
                                                              -----------------


                                    OWNERSHIP DATA


If any of the stock of your company or corporation is owned by another entity(s) (such as a corporation or trust), rather than individual stockholders, complete the following:

Name and address of entity(s) owning or controlling the stock:

    Delta Beverage Group, Inc.     2221 Democrat Road
                                   Memphis, TN 38132






Type of entity (corporation, trust, estate, etc.):  Corporation, Delaware

Names of all stockholders, trustees, and administrators who own or control the entity:



                                                  NUMBER       % OF OWNERSHIP
 NAME                                            OF SHARES       OR CONTROL
--------                                        -----------    -------------
 Voting Stockholders:
      Pohlad Companies(1)                         60.8%              23%
      Equity Beverage(2)                          15.9%              6%
      Arbeit & Co.(3)                             20.6%              8%
      Ken Keiser                                   2.6%              1%
      John Bierbaum                                 .1%              Nil

 Non-Voting Stockholders:
      First Bank System, Inc.                                        1%
      Norwest Equity Capital, Inc.                                   7%
      Massachusetts Mutual Life                                      12%
      Northwestern Mutual Life                                       18%
      CIGNA and Subsidiaries                                         16%
      Morgan Stanley Funds                                           8%



(1)    100% Owned James, Robert and William Pohlad, in equal interests
(2)    100% Owned Pepsi-Cola Bottling
(3)    100% Owned Mr. and Mrs. Gerald Rauenhorst, in joint interest

                                                        MILLER BRANDS OF
                                                        GREATER NEW ORLEANS
                                                        DISTRIBUTOR DATA SHEET
                                                        SCHEDULE I    Page 4
                                                        DATE:  January 1, 1999
                                                             -----------------


                                    OWNERSHIP DATA


If any of the stock of your company is owned by another entity(s) (such as a corporation or trust), rather than individual stockholders, complete the following:

Name and address of entity(s) owning or controlling the stock:

    Poydras Street Investors LLC   1615 Poydras Street, 22nd Floor
                                   New Orleans, LA 70123






Type of entity (corporation, trust, estate, etc.): Limited Liability Company, Louisiana

Names of all stockholders, trustees, and administrators who own or control the entity:

                                                  NUMBER       % OF OWNERSHIP
 NAME                                            OF SHARES       OR CONTROL
--------                                         -----------   ---------------

 James Robert Moffett, Sr.                                           40%
 John Amato                                                          20%
 James Robert Moffett, Jr.                                           20%
 Chrystal Moffett Perry Trust                                        20%


                                                         MILLER BRANDS OF
                                                         GREATER NEW ORLEANS
                                                         DISTRIBUTOR DATA SHEET
                                                         SCHEDULE III
                                                         DATE:  January 1, 1999
                                                              -----------------


                                  DISTRIBUTOR'S AREA

"The following geographical area constitutes Distributor's Area as defined and subject to the limitations set forth in Section 1 of the Distributor Agreement."



                   Pepsi-Cola/Seven-Up Beverage Group of Louisiana
                 d/b/a Miller Brands of Greater New Orleans - Harahan


In the State of Louisiana:

All of the parish of SAINT BERNARD, the parish of PLAQUEMINES, the parish of TERREBONNE and the parish of JEFFERSON.

All of ORLEANS parish, except for that portion east of the junction of U.S. Highways 11 and 90.

That portion of ST. JOHN THE BAPTIST Parish west of the Mississippi River.

That portion of ST. CHARLES Parish west of the Mississippi River.

All of LAFOURCHE Parish, excluding that portion north of one mile south of the November 1, 1976, city limits of Thibodaux on Louisiana Hwy. 1 and 308; exclude that portion north of five miles south of the November 1, 1976, Kraemer city limits.

That portion of ST. JAMES Parish on Highway 20 from the Mississippi River, including the town of Vacherie, to the junction of Louisiana Highways 20 and 644.

                                                         DISTRIBUTOR DATA SHEET
                                                         SCHEDULE IV
                                                         DATE:  1/1/99
                                                               --------


                                MILLER PRODUCT LISTING
                            MAILING - SHIPPING INFORMATION

PART I.  BRANDS SUBJECT TO AGREEMENT:

Icehouse                Meister Brau Light              Milwaukee's Best
Lite                    Miller Beer                     Milwaukee's Best Light
Lite Ice                Miller Genuine Draft            Red Dog
Lowenbrau Dark          Miller Genuine Draft Light      Sharp's
Lowenbrau Special       Miller High Life                Southpaw Light
Magnum                  Miller High Life Ice
Meister Brau            Miller High Life Light


PART II.  DISTRIBUTORS:

Name & Mailing Address:            Pepsi-Cola/7-Up Beverage Group of Louisiana
                                   d/b/a Miller Brands of Greater New Orleans
                                   5733 Citrus Blvd.
                                   Harahan, Louisiana 70123

Shipping Address:                  5733 Citrus Blvd.
                                   Harahan, Louisiana 70123


Primary Telephone Number:          (504) 733-8705

Primary Fax Number:                (504) 731-7460

Primary BPN E-Mail Address:        SBUTKOWSKI@pepsi.dbg.net


Federal Employee ID Number:        72-1220853

Federal Basic Permit No.:          71000240

Wholesaler's License No.:          16171771

Importer's License No.:

Other required license numbers (give number and nature):
*If more than one state or jurisdiction is involved, give data for all.

                                     AMENDMENT TO
                     MILLER BREWING COMPANY DISTRIBUTOR AGREEMENT

The Miller Brewing Company (Miller) and Pepsi-Cola/7-Up Beverage Group of Louisiana d/b/a Miller Brands of Greater New Orleans of Harahan, Louisiana mutually agree that the Distributor Data Sheet of the Miller Brewing Company Distributor Agreement prevailing between the parties, which Agreement was effective January 1, 1999, be amended by deleting the following Schedule(s) and substituting therefor the attached Schedule(s):


 / /   Schedule I:   Ownership        / /   Schedule IV:   Product Listing/Mail-
                     Data                                  Ship Information

/X/    Schedule II:  Manager Data     / /   Schedule V:    Ownership Transfer
                                                           Notification

/ /    Schedule III: Distributor's    / /   Schedule VI:   [Reserved]
                     Area

This signature page, along with the amended Schedules containing those changes in information, are hereby incorporated into the Distributor Data sheet. Except as otherwise provided in the Agreement, no change in the Distributor Data Sheet by one party shall alter the other party's rights or obligations under the Agreement, unless the other party provides its prior written approval.
Execution of this signature page by the other party shall constitute such approval. All other terms in such Miller Brewing Company Distributor Agreement and its Distributor Data Sheet are to remain in full force and effect.

Dated at Milwaukee, Wisconsin,   June 22, 1999  .
                              -------------------


                            PEPSI-COLA/7-UP BEVERAGE GROUP OF LOUISIANA
                            D/B/A MILLER BRANDS OF GREATER NEW ORLEANS
                            (Sole Proprietorship, Partnership,
                            Corporation, L.L.C.)*

                            By   /s/: Kenneth E. Keiser           (SEAL)
                                ----------------------------------
         CORPORATE               (President)
           SEAL
                            By /s/: John F. Bierbaum              (SEAL)
                               -----------------------------------
                                 (Vice President and Chief
                                  Financial Officer)

                            By                                    (SEAL)
                              ------------------------------------
                                 (Owner, Member, Partner, Secretary)

                            By                                    (SEAL)
                              ------------------------------------
                                 (Owner, Member, Partner, Secretary)


                            MILLER BREWING COMPANY

                            By:   /s/ [illegible]
                                ----------------------------------
                                 Senior Vice President

                            By:   /s/ [illegible]
                               -----------------------------------
                                 Assistant Secretary


*Delete inapplicable words beneath signature lines. In the case of a partnership, all partners must sign.